As filed with the Securities and Exchange Commission on April 28, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3248826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6701 Kaiser Drive
Fremont, California 94555
(510) 608-6500

(Address, including ZIP Code and Telephone Number,
Including Area Code, of Principal Executive Offices)

1998 Employee Stock Purchase Plan

(Full Title of the Plan)

William R. Ringo
Chief Executive Officer
Abgenix, Inc.
6701 Kaiser Drive

Fremont, California 94555
(510) 608-6500

(Name, Address Including Zip Code and Telephone Number Including Area Code

of Agent for Service of Process)

Copies to:

Donald R. Joseph, Esq.	Stephen W. Fackler, Esq.
Senior Vice President, General Counsel and Secretary	Janice K. Choi, Esq.
Abgenix, Inc.	Simpson Thacher & Bartlett LLP
6701 Kaiser Drive	3330 Hillview Avenue
Fremont, CA 94555	Palo Alto, CA 94304
(510) 608-6500	(650) 251-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
1998 Employee Stock Purchase Plan, Common Stock, par value $0.0001 per share	900,000	$5.70	$5,130,000.00	$603.80

(1)   This registration statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the prospectus or Plan.

(2)   Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Abgenix, Inc. Common Stock.

(3)   Pursuant to Rule 457(h), because the price of the shares to be issued pursuant to the Plan is not currently determinable, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon 85% of the average of the high ($6.82) and low ($6.60) sale prices of Abgenix, Inc. Common Stock as reported on the Nasdaq National Market System on April 22, 2005 (which is a date within five business days of the date of filing of this registration statement).  The average of the high and low sale prices has been multiplied by 85% in order to reflect the discount applicable to purchases made under the 1998 Employee Stock Purchase Plan.

The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

INTRODUCTION

Abgenix, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register 900,000 shares of Common Stock issuable under the Registrant’s 1998 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428 (b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 23, 1998 (File No. 333-66055) and September 8, 2000 (File No. 333-45426) are incorporated by reference herein.

Item 3.    Incorporation of Documents by Reference

The following documents filed with the SEC are hereby incorporated by reference:

(a)                                  The Registrant’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s latest fiscal year ended December 31, 2004, filed on March 16, 2004.

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2004.

(c)                                  The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 5, 1998.

(d)                                 The description of the Registrant’s Preferred Share Purchase Rights contained in Amendment No. 3 to the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 29, 2003.

Item 5.    Not applicable.

Item 8.    Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1(1)	Abgenix, Inc. 1998 Employee Stock Purchase Plan, including forms of Subscription Agreement and Notice of Withdrawal
4.2(2)	Amended and Restated Preferred Shares Rights Agreement, between Abgenix, Inc. and Mellon Investor Services LLC, as Rights Agent, dated May 9, 2002
4.3(3)	Amendment No. 1 to Amended and Restated Preferred Shares Rights Agreement, between Abgenix, Inc. and Mellon Investor Services LLC, dated October 29, 2003
5.1	Opinion of Counsel
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)                                  Incorporated by reference to the same exhibit filed with the Registrant’s Registration Statement on Form S-1, filed April 3, 1998 (File No. 333-49415).

(2)                                  Incorporated by reference to the same exhibit filed with the Registrant’s Registration Statement on Form 8-A, filed May 14, 2002 (File No. 000-24207).

(3)                                  Incorporated by reference to the same exhibit filed with the Registrant’s Amendment No. 3 to its Registration Statement on Form 8-A, filed October 29, 2003 (File No. 000-24207).

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, State of California, on April 27, 2005.

ABGENIX, INC.
By:	/s/ H. WARD WOLFF
Name: H. Ward Wolff
Title: Chief Financial Officer and Senior Vice President, Finance

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Abgenix, Inc. whose signatures appear below, hereby constitute and appoint William R. Ringo and H. Ward Wolff, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2005.

Signature	Title	Date
/s/ R. SCOTT GREER	Chairman of the Board	April 27, 2005
R. Scott Greer
/s/ WILLIAM R. RINGO	Chief Executive Officer, President and Director	April 27, 2005
William R. Ringo	(Principal Executive Officer)
/s/ H. WARD WOLFF	Chief Financial Officer and Senior Vice President,	April 27, 2005
H. Ward Wolff	Finance (Principal Financial and Accounting Officer)
/s/ M. KATHLEEN BEHRENS, PH.D.	Director	April 27, 2005
M. Kathleen Behrens, Ph.D.
/s/ RAJU S. KUCHERLAPATI, PH.D.	Director	April 27, 2005
Raju S. Kucherlapati, Ph.D.
/s/ MARK B. LOGAN	Director	April 27, 2005
Mark B. Logan
/s/ THOMAS G. WIGGANS	Director	April 27, 2005
Thomas G. Wiggans
/s/ RAYMOND M. WITHY, PH.D.	Director	April 27, 2005
Raymond M. Withy, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Abgenix, Inc. 1998 Employee Stock Purchase Plan, including forms of Subscription Agreement and Notice of Withdrawal
4.2(2)	Amended and Restated Preferred Shares Rights Agreement, between Abgenix, Inc. and Mellon Investor Services LLC, as Rights Agent, dated May 9, 2002
4.3(3)	Amendment No. 1 to Amended and Restated Preferred Shares Rights Agreement, between Abgenix, Inc. and Mellon Investor Services LLC, dated October 29, 2003
5.1	Opinion of Counsel
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)                                  Incorporated by reference to the same exhibit filed with the Registrant’s Registration Statement on Form S-1, filed April 3, 1998 (File No. 333-49415).

(2)                                  Incorporated by reference to the same exhibit filed with the Registrant’s Registration Statement on Form 8-A, filed May 14, 2002 (File No. 000-24207).

(3)                                  Incorporated by reference to the same exhibit filed with the Registrant’s Amendment No. 3 to its Registration Statement on Form 8-A, filed October 29, 2003 (File No. 000-24207).